OMNIBUS AMENDMENT TO
SECURED CONVERTIBLE NOTES

This OMNIBUS AMENDMENT TO SECURED CONVERTIBLE NOTES (the "Omnibus Amendment"), which serves to amend those certain Secured Convertible Notes listed in Exhibit A (the "Notes"), is entered into as of May 18, 2017, between Imaging3, Inc., a California corporation (the "Company"), and each of the holders of the Notes listed in Exhibit A (each a "Holder" and, collectively, the "Holders").

RECITALS

WHEREAS, on various occasions from April 2015 through April 2017, the Holders provided loans to the Company and, in early 2017, the Holders each forfeited warrants to purchase Company shares that they held; in return for these activities, the Company issued to the Holders the Secured Convertible Notes listed in Exhibit A;

WHEREAS, the Holders and the Company are parties to that certain Securities Purchase Agreement dated April 27, 2015, an agreement that governs all the Notes;

WHEREAS, each of the Notes contains a paragraph [Section 10(e)] that allows each Note to be amended if agreed to by each of the following: (i) the Company; (ii) Gemini Master Fund, Ltd., and (iii) the Holders that hold a majority in outstanding principal of the then-outstanding Notes; this provision reads as follows:

> Amendments; Waiver. No provision of this Note may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by each of the Company, Gemini Master Fund, Ltd. or its assigns ("Gemini") and the Holders (including if applicable, Gemini) holding a majority in outstanding principal of the then outstanding Notes or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion.

WHEREAS, the Holders agreed, as part of that certain CONVERTIBLE NOTE AMENDMENT AGREEMENT entered into as of January 5, 2017, to provide up to an additional $200,000 of loans, collectively, in four tranches of $50,000 each, upon request by the Company;

WHEREAS, three of those four tranches have been requested by the Company;

WHEREAS, after each of the three requests by the Company, the Holders have complied with their obligations to provide loans to the Company, leaving one more possible loan tranche of $50,000;

WHEREAS, the Company now desires to extend the Maturity Date of all the Notes in order to enable the closing of two convertible notes to be issued to Auctus Fund, LLC ("Auctus") and FirstFire Global Opportunities Fund, LLC ("FIRSTFIRE");

WHEREAS, the Company now desires to amend the Securities Purchase Agreement ("SPA") to allow for the closing of of two convertible notes to be issued to Auctus and FIRSTFIRE.

WHEREAS, a majority in outstanding principal of the currently outstanding Notes is willing to extend the Maturity Date of all the Notes and amend the SPA in exchange for the removal of their obligation to provide the fourth loan tranche of $50,000 to the Company.

NOW THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

1. Maturity Date of the Note Shall Become May 18, 2018.

1.1a The Maturity Date for all the Notes listed in Exhibit A (such Maturity Date is referenced in the title and in the second paragraph of each Note) shall be extended to May 18, 2018 (the "Extended Maturity Date"). The Notes will not be due until the Extended Maturity Date and shall not be in Default for the sole reason that the Note is not repaid fully prior to the Extended Maturity Date. Notwithstanding anything contained in the Notes and any amendment to the Notes, the Holders shall not effectuate any conversions under the Notes at any time prior to May 18, 2018, unless the balance of the Auctus and FIRSTFIRE convertible notes, collectively, is no more than $100,000 (the "Balance Threshold") (with the understanding that the balance of each of the Auctus and FIRSTFIRE convertible notes is no more than $50,000.00 each). If the Company closes on a round of equity while the Auctus/FIRSTFIRE note balances are more than the Balance Threshold, the opportunity for the Holders to convert their Notes, as described in the Convertible Note Amendment Agreement, will simply be deferred until the sooner of May 18, 2018 or the date at which the combined balance on the Auctus/FIRSTFIRE notes is equal to or lower than the Balance Threshold (with the understanding that the balance of each of the Auctus and FIRSTFIRE convertible notes is no more than $50,000.00 each).

1.1b Section 4.14 of the SPA shall be amended to read as follows:

Prohibition on Variable Rate Transactions, Secured Debt Transactions and Section 3(a)(10) Transactions. The Company agrees not to (i) enter into any financing transactions that contain a conversion price that changes daily or varies based on the current market price of the common stock (a "Variable Rate Transaction"), except for two convertible notes to be issued to Auctus Fund LLC and FirstFire Global Opportunities Fund LLC in the amount of $250,000 each or (ii) incur any secured indebtedness other than the Indebtedness set forth in Schedule 3.1(i) of the Disclosure Schedules (a "Secured Debt Transaction"). The Company further agrees not to enter into any debt settlement agreements pursuant to Section 3(a)(10) of the Securities Act of 1933.

1.2 The Holders hereby confirm that the Notes are currently not in default. Further, notwithstanding anything contained in the Notes and any amendment to the Notes, the Holders shall not enforce any default under the Notes at any time prior to May 18, 2018 unless the balance of the Auctus and FIRSTFIRE convertible notes, collectively, is no more than the Balance Threshold (with the understanding that the balance of each of the Auctus and FIRSTFIRE convertible notes is no more than $25,000.00 each). The execution, delivery and performance of this Omnibus Amendment does not violate or conflict with any agreement, indenture, or instrument to which the Company is a party (except with respect to the express terms of the Notes which are being modified hereunder).

1.3 The Company hereby confirms that the Notes are the only promissory notes issued by the Company that are outstanding as of May 18, 2017.

1.4 No provision of this Omnibus Amendment, and no other provision under the Notes, may be waived or amended other than by an instrument in writing signed by the Company, Holders, Auctus, and FIRSTFIRE.

1.5 The Holders hereby confirm that the issuance of the Auctus and FIRSTFIRE convertible notes will not (i) trigger an event of default under the Notes, (ii) trigger any anti-dilution and/or ratchet provisions in the Notes with respect to any terms contained in the Auctus and FIRSTFIRE convertible notes, nor (iii) violate any right of first refusal, right to participate, most-favored-nation clause, or any other such provision.

2. Obligation to Provide Fourth $50,000 Loan Tranche is Removed.

2.1 The Holders shall no longer have any obligation whatsoever to provide a fourth loan tranche, collectively totaling $50,000, as previously agreed to in the Convertible Note Amendment Agreement dated January 5, 2017 between the Holders and the Company.

3. Miscellaneous.

3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Omnibus Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

3.2 Counterparts. This Omnibus Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.3 Limited Omnibus Amendment. This Omnibus Amendment amends only those terms of the Convertible Note Amendment Agreement dated January 5, 2017 as set forth herein. All other terms and conditions of the Convertible Note Amendment Agreement remain in full force and effect.

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EXHIBIT A

	Secured Convertible Notes		
	Holder	Date	Face Amt.
1	Alpha Capital Anstalt	4/27/15	$56,000.00
2	Alpha Capital Anstalt	8/27/15	$44,000.00
3	Alpha Capital Anstalt	4/26/16	$27,500.00
4	Alpha Capital Anstalt	1/7/17	$19,687.50
5	Alpha Capital Anstalt	1/25/17	$9,629.91
6	Alpha Capital Anstalt	2/24/17	$9,629.91
7	Alpha Capital Anstalt	3/24/17	$9,629.91
8			$176,077.23
9	Brio Capital Master Fund, Ltd.	4/27/15	$56,000.00
10	Brio Capital Master Fund, Ltd.	8/27/15	$44,000.00
11	Brio Capital Master Fund, Ltd.	4/26/16	$27,500.00
12	Brio Capital Master Fund, Ltd.	1/7/17	$19,687.50
13	Brio Capital Master Fund, Ltd.	1/25/17	$9,629.91
14	Brio Capital Master Fund, Ltd.	2/24/17	$9,629.91
15	Brio Capital Master Fund, Ltd.	3/24/17	$9,629.91
16			$176,077.23
17	Gemini Master Fund, Ltd.	4/27/15	$56,000.00
18	Gemini Master Fund, Ltd.	8/27/15	$44,000.00
19	Gemini Master Fund, Ltd.	1/7/17	$10,312.50
20	Gemini Master Fund, Ltd.	1/25/17	$7,552.87
21	Gemini Master Fund, Ltd.	2/24/17	$7,552.87
22	Gemini Master Fund, Ltd.	3/24/17	$7,552.87
23			$132,971.11
24	SAH Trust	8/27/15	$44,000.00
25	SAH Trust	4/26/16	$55,000.00
26	SAH Trust	8/26/16	$65,000.00
27	SAH Trust	1/7/17	$41,250.00
28	SAH Trust	1/25/17	$12,386.71
29	SAH Trust	2/24/17	$12,386.71
30	SAH Trust	3/24/17	$12,386.71
31			$242,410.12
32	Dan and Ellen Tronson Family Trust	8/27/15	$55,000.00
33	Dan and Ellen Tronson Family Trust	4/26/16	$55,000.00
34	Dan and Ellen Tronson Family Trust	10/11/16	$33,000.00
35	Dan and Ellen Tronson Family Trust	1/7/17	$33,750.00
36	Dan and Ellen Tronson Family Trust	1/25/17	$10,800.60
37	Dan and Ellen Tronson Family Trust	2/24/17	$10,800.60
38	Dan and Ellen Tronson Family Trust	3/24/17	$10,800.60
39			$209,151.81

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

COMPANY

IMAGING3, INC.

By: ______________________

HOLDERS

Gemini Master Fund, Ltd.

By: ______________________

Alpha Capital Anstalt

By: ______________________

Brio Capital Master Fund, Ltd.

By: ______________________

SAH Trust

By: ______________________

Daniel and Ellen Tronson Family Trust

By: ______________________

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

COMPANY	**HOLDERS**
IMAGING3, INC.	Gemini Master Fund, Ltd.
By: ______________________	By: ______________________
	Alpha Capital Anstalt
	By: ______________________
	Brio Capital Master Fund, Ltd.
	By: ______________________
	SAH Trust
	By: ______________________
	Daniel and Ellen Tronson Family Trust
	By: ______________________

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first written above. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

COMPANY

IMAGING3, INC.

By: ______________________________

HOLDERS

Gemini Master Fund, Ltd.

By: ______________________________

Alpha Capital Anstalt

By: ______________________________

Brio Capital Master Fund, Ltd.

By: ______________________________

SAH Trust

By: ______________________________

Daniel and Ellen Tronson Family Trust

By: ______________________________